UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 13, 2008
Bank of Commerce Holdings

California	0-25135	94-2823865

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1901 Churn Creek Road
Redding, California	96002

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (530) 772-3955
N/A
(Former Name or Former Address, if changed since last report)
Securities registered pursuant to Section 12(b) of the Act: None
Securities registered pursuant to Section 12(g) of the Act: Common Stock, no par value per share
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 142-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4(c ))
Indicate the number of shares outstanding of each of the issuer’s class of common stock, as of the latest practicable date. November 14, 2008: 8,711,495

Item 1.01. Entry into a material definitive agreement
Item 3.02. Unregistered sales of equity securities
Item 3.03. Material modification to rights of security holders
Item 5.02. Departure of directors or certain officers; election of directors; appointment of certain officers; compensatory arrangements of certain officers
Item 5.03. Amendments to Articles of Incorporation or Bylaws, Change in Fiscal Year
Item 9.01. Financial statements and exhibits
SIGNATURES
EX-4.1
EX-4.2
EX-4.3
EX-10.1

Item 1.01.	Entry into a material definitive agreement.
     Pursuant to a Letter Agreement dated November 14, 2008, and the Securities Purchase Agreement — Standard Terms attached thereto (the “Securities Purchase Agreement”), the Company issued to the United States Department of the Treasury (“Treasury Department”) 17,000 shares of Bank of Commerce Holdings Series A Fixed Rate Perpetual Preferred Stock, without par value (the “Series A Preferred Stock”), having a liquidation amount per share equal to $1,000 for a total price of $17 million. The Series A Preferred Stock pays cumulative dividends at a rate of 5% per year for the first five years and thereafter at a rate of 9% per year. The Company may not redeem the Series A Preferred Stock during the first three years except with the proceeds from a “qualified equity offering” (as defined in the Certificate of Determination described in Item 5.03). After three years, the Company may, at our option, redeem the Series A Preferred Stock at par value plus accrued and unpaid dividends. The Series A Preferred Stock is generally non-voting. Prior to November 14, 2011, unless the Company has redeemed the Series A Preferred Stock or the Treasury Department has transferred the Series A Preferred Stock to a third party, the consent of the Treasury Department will be required for the Company to increase our common stock dividend or repurchase our common stock or other equity or capital securities, other than in connection with benefit plans consistent with past practice and certain other circumstances specified in the Securities Purchase Agreement. A consequence of the Series A Preferred Stock purchase includes certain restrictions on executive compensation that could limit the tax deductibility of compensation we pay to executive management. The Securities Purchase Agreement is attached as Exhibit 10.1 hereto and is incorporated herein by reference.
     As part of its purchase of the Series A Preferred Stock, the Treasury Department received a warrant (the “Warrant”) to purchase 405,405 shares of the Company’s common stock at an initial per share exercise price of $6.29. The Warrant provides for the adjustment of the exercise price and the number of shares of our common stock issuable upon exercise pursuant to customary anti-dilution provisions, such as upon stock splits or distributions of securities or other assets to holders of our common stock, and upon certain issuances of our common stock at or below a specified price relative to the initial exercise price. The Warrant expires ten years from the issuance date. If, on or prior to December 31, 2009, the Company receives aggregate gross cash proceeds of not less than $17 million from “qualified equity offerings” announced after November 14, 2008, the number of shares of common stock issuable pursuant to the Treasury Department’s exercise of the Warrant will be reduced by one-half of the original number of shares, taking into account all adjustments, underlying the Warrant. Pursuant to the Securities Purchase Agreement, the Treasury Department has agreed not to exercise voting power with respect to any shares of common stock issued upon exercise of the Warrant. The Warrant is attached as Exhibit 4.3 hereto and is incorporated herein by reference.
     Both the Series A Preferred Stock and Warrant will be accounted for as components of Tier 1 capital.
     The Series A Preferred Stock and the Warrant were issued in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. Upon the request of the Treasury Department at any time, we have agreed to promptly enter into a deposit arrangement pursuant to which the Series A Preferred Stock may be deposited and depositary shares (“Depositary Shares”) may be issued. We have agreed to register for resale the Series A Preferred Stock, the Warrant, the shares of common stock underlying the Warrant (the “Warrant Shares”) and Depositary Shares, if any, as soon as practicable after the date of the issuance of the Series A Preferred Stock and the Warrant. Neither the Series A Preferred Stock nor the Warrant will be subject to any contractual restrictions on transfer, except that the Treasury Department may only transfer or exercise an aggregate of one-half of the Warrant Shares prior to the earlier of the redemption of 100% of the shares of Series A Preferred Stock and December 31, 2009.

     In the Securities Purchase Agreement, the Company agreed that, until such time as the Treasury Department ceases to own any securities acquired from us pursuant to the Securities Purchase Agreement, the Company will take all necessary action to ensure that our benefit plans with respect to our senior executive officers comply with Section 111(b) of the Emergency Economic Stabilization Act of 2008 (“EESA”) as implemented by any guidance or regulation under Section 111(b) of EESA that has been issued and is in effect as of the date of issuance of the Series A Preferred Stock and the Warrant and not adopt any benefit plans with respect to, or which cover, our senior executive officers that do not comply with EESA. The applicable executives have consented to the foregoing.

Item 3.02.	Unregistered sales of equity securities.
The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 3.03.	Material modification to rights of security holders.
Prior to November 14, 2011, unless the Company has redeemed the Series A Preferred Stock or the Treasury Department has transferred the Series A Preferred Stock to a third party, the consent of the Treasury Department will be required for us to (1) declare or pay any dividend or make any distribution on our common stock (other than regular quarterly cash dividends of not more than $0.08 per share of common stock) or (2) redeem, purchase or acquire any shares of the Company’s common stock or other equity or capital securities, other than in connection with benefit plans consistent with past practice and certain other circumstances specified in the Securities Purchase Agreement.
In addition, under the Certificate of Determination described in Item 5.03, the Company’s ability to declare or pay dividends or repurchase our common stock or other equity or capital securities will be subject to restrictions in the event that the Company fails to declare and pay (or set aside for payment) full dividends on the Series A Preferred Stock.

Item 5.02.	Departure of directors or certain officers; election of directors; appointment of certain officers; compensatory arrangements of certain officers.
The information concerning executive compensation set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 5.02. In addition, the Company was and is required, under the terms of the Series A Preferred Stock, to maintain two open seats on the Board of Directors of the Company. Solely to satisfy this contractual obligation, Dave Bonuccelli resigned as a director of the Company effective November 13, 2008, but remains a director of the Company’s wholly-owned bank subsidiary.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws, Change in Fiscal Year.
The Company created the Series A Preferred Stock pursuant to a Certificate of Determination that was filed with the California Secretary of State on November 13, 2008. The description of the rights, preferences and privileges of the Series A. Preferred Stock created the Certificate of Determination set forth at Items 1.01 and 3.03 herein is hereby incorporated by reference.

Item 9.01.	Financial statements and exhibits.
(d)	Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

4.1	Certificate of Determination for the Series A Preferred Stock

4.2	Form of Certificate for the Series A Preferred Stock

4.3	Warrant for Purchase of Shares of Common Stock

10.1
Letter Agreement, dated November 14, 2008, between Bank of Commerce Holdings and the United States Department of the Treasury, which includes the Securities Purchase Agreement-Standard Terms attached thereto, with respect to the issuance and sale of the Series A Preferred Stock and the Warrant

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 17, 2008	/s/ Linda J. Miles
By: Linda J. Miles
Executive Vice President and Chief Financial Officer

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